SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2002

                               BIOPURE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

       Delaware                      011-15167                  04-2836871
       --------                      ---------                  ----------
(Stat of Incorporation)          (Commission File            (I.R.S. Employer
                                      Number)             Identification Number)

                11 Hurley Street, Cambridge, Massachusetts 02141
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 617-234-6500

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ITEM 5.  OTHER EVENTS

          On April 24, 2002, Biopure Corporation ("Biopure") publicly disseminated a press release announcing that it had sold 2,766,665 shares of its common stock at a price of $7.50 per share, resulting in estimated gross proceeds to Biopure of $20.7 million and net proceeds of $19.7 million. The foregoing description is qualified in its entirety by reference to the following documents which are each filed as exhibits to this Form 8-K: (i) Biopure's Press Release, dated April 24, 2002; (ii) Placement Agency Agreement, dated April 18, 2002, by and between Biopure and Shoreline Pacific LLC, as Placement Agent; and
(iii) Placement Agent's Warrant, dated April 23, 2002, executed and delivered by Biopure to Shoreline Pacific, LLC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          Exhibits 1.1 and 4.1 listed below relate to the Registration Statement (No. 333-84090) on Form S-3 of Biopure and are filed herewith for incorporation by reference in such Registration Statement.

          (c)  Exhibits.

               1.1 Placement Agency Agreement, dated April 18, 2002, by and between Biopure Corporation and Shoreline Pacific, LLC.

               4.1 Placement Agent's Warrant, dated April 23, 2002, executed and delivered by Biopure Corporation to Shoreline Pacific, LLC.

               99.1 Biopure's Press Release, dated April 24, 2002.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Biopure has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       BIOPURE CORPORATION


Date: April 25, 2002                   By:/s/ Francis H. Murphy
                                          --------------------------------------
                                          Francis H. Murphy
                                          CHIEF FINANCIAL OFFICER